Exhibit: 23.1

Consent of Independent Registered Public Accounting Firm

Magna International Inc.

Aurora, Ontario

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-128257) of Magna International Inc. of our report dated June 26, 2008, relating to the financial statements and supplemental schedules of The Magna Group of Companies Retirement Savings Plans appearing in this Form 11-K for the years ended December 31, 2007 and 2006.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP

Grand Rapids, Michigan

June 26, 2008